Item 2.02. Results of Operations and Financial Condition

     The information set forth in Exhibit 99.1 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in Exhibit 99.1 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     On April 26, 2012, CalAmp Corp. issued a press release announcing its financial results for the fourth quarter and year ended February 28, 2012.

     A copy of the press release is attached as Exhibit 99.1.

     A conference call with simultaneous webcast to discuss the financial results for the fourth quarter and year ended February 28, 2012 will be held today, April 26, 2012 at 4:30 p.m. Eastern Time. After the live webcast of the conference call, an audio replay will remain available until the next quarterly conference call in the Investor Relations section of CalAmp's website at www.calamp.com.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

99.1	Press release of the Registrant dated April 26, 2012 announcing results of operations for the fourth quarter and year ended February 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

April 26, 2012	By:	/s/ Richard K. Vitelle
Date		Richard K. Vitelle,
Vice President-Finance
(Principal Financial Officer)

Exhibit 99.1

FOR IMMEDIATE RELEASE

CalAmp Reports Fiscal 2012 Fourth Quarter and Full Year Results

OXNARD, CA, April 26, 2012 -- CalAmp Corp. (NASDAQ: CAMP), a leading provider of wireless products, services and solutions, today reported results for its fourth quarter and fiscal year ended February 28, 2012. Highlights for the quarter and fiscal year include:

  Consolidated fourth quarter revenue of $37.6 million, up 30% year over year
  Consolidated fiscal year revenue of $138.7 million, up 21% year-over-year; with wireless datacom revenue up 26% to $99.1 million
  Fourth quarter GAAP net income of $1.6 million, or $0.06 per diluted share; and Adjusted Basis (non-GAAP) net income of $2.6 million, or $0.09 per diluted share
  Fiscal year 2012 GAAP net income of $5.2 million, or $0.18 per diluted share; and Adjusted Basis (non-GAAP) net income of $9.7 million, or $0.34 per diluted share
  Net cash from operations for fiscal 2012 of $12.4 million

Commenting on the full year results, Michael Burdiek, CalAmp's President and Chief Executive Officer said, "We delivered strong year-over-year revenue growth in fiscal 2012, which translated into consistent bottom line profitability. Our Wireless Datacom business continued its growth trend with solid 26% year-over-year growth, fueled by our technology and product leadership position in Mobile Resource Management applications as well in our industrial machine-to-machine (M2M) verticals. In the satellite business, our operational transformation, coupled with a broadening of the product base, resulted in significant gross margin improvement and positive cash flow for the full year. R&D investments across our businesses resulted in 24 new product introductions during the year that we expect will drive continued growth and market expansion. Finally, the more than $12 million cash generated from operations in fiscal 2012 enabled us to pay down debt and end the year in a net cash position of $2.6 million. I believe our growing profitability and strengthened balance sheet has formed a solid foundation for our future growth and success.”

Commenting on the fourth quarter results, Mr. Burdiek stated, “Consolidated revenue grew 30% in the fourth quarter with significant contributions from both of our business segments. Wireless Datacom experienced continued momentum across multiple markets, compensating for the fourth quarter lull that had been anticipated in our Positive Train Control project revenue. And in our Satellite business, revenue more than doubled compared to the fourth quarter last year, supported by a new product roll out in the latest quarter.”

Fiscal 2012 Fourth Quarter Results
Total revenue for the fiscal 2012 fourth quarter was $37.6 million compared to $28.9 million for the fourth quarter of fiscal 2011, an increase of 30%. Wireless Datacom revenue increased 10% to $25.7 million from $23.4 million in the same period last year, while Satellite revenue more than doubled to $12.0 million from $5.6 million in the same period last year.

Consolidated gross profit for the fiscal 2012 fourth quarter was $10.6 million, an increase of $2.2 million over the same period last year as a result of higher revenue. The gross margin percentage of 28.2% in the fiscal 2012 fourth quarter was essentially flat compared to the fourth quarter last year.

GAAP net income for the fiscal 2012 fourth quarter was $1.6 million, or $0.06 per diluted share, compared to $0.3 million, or $0.01 per diluted share, in the fourth quarter of last year.

Non-GAAP net income for the fiscal 2012 fourth quarter was $2.6 million, or $0.09 per diluted share, compared to $1.0 million, or $0.03 per diluted share, for the same period last year. A reconciliation of the GAAP to the non-GAAP operating results is provided in the table at the end of this press release.

Liquidity
As of February 28, 2012, the Company had total cash of $5.6 million and total debt of $3.0 million, representing a net cash position of $2.6 million. Net cash provided by operating activities during the fiscal year ended February 28, 2012 was $12.4 million, and the unused borrowing capacity on the bank revolver at that date was at full availability of $9.0 million.

Business Outlook
Commenting on the Company's business outlook, Mr. Burdiek said, "Based on our latest projections, we expect fiscal 2013 first quarter consolidated revenues in the range of $38 to $41 million, with Wireless Datacom revenues up sequentially and satellite revenues flat. We expect fiscal first quarter GAAP basis net income in the range of $0.07 to $0.11 per diluted share, and non-GAAP net income in the range of $0.10 to $0.14 per diluted share."

Mr. Burdiek continued, "We are entering fiscal 2013 with strength across businesses within core verticals. We will continue to focus and execute on our strategic growth initiatives in energy, usage based insurance applications and rail, as well as international expansion.”

Conference Call and Webcast
A conference call and simultaneous webcast to discuss fourth quarter and fiscal year end financial results and business outlook will be held today at 4:30 p.m. Eastern / 1:30 p.m. Pacific. CalAmp's President and CEO Michael Burdiek and CFO Rick Vitelle will host the conference call. Participants can dial into the live conference call by calling 877-218-7286 (615-800-6912 for international callers) and using the Conference ID # 66410825. An audio replay will be available through May 1, 2012, 855-859-2056 and entering the Conference ID # 66410825.

Additionally, a live webcast of the call will be available on CalAmp's web site at www.calamp.com. Participants are encouraged to visit the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. After the live webcast, a replay will remain available until the next quarterly conference call in the Investor Relations section of CalAmp's web site.

About CalAmp
CalAmp develops and markets wireless communications solutions that deliver data, voice and video for critical networked communications and other applications. The Company's two business segments are Wireless DataCom, which serves enterprise, utility and governmental customers, and Satellite, which focuses on the North American Direct Broadcast Satellite market. For more information, please visit www.calamp.com.

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including product demand, competitive pressures and pricing declines in the Company’s wireless and satellite markets, the timing of customer approvals of new product designs, the length and extent of the global economic downturn that has and may continue to adversely affect the Company's business, and other risks or uncertainties that are described in the Company's Report on Form 10-K for fiscal 2012 as filed today with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

COMPANY CONTACT
Joanne Keates
Director of Corporate Communications
jkeates@calamp.com
(805) 419-8239

CAL AMP CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended		Year Ended
	February 28,		February 28,
	2012	2011	2012	2011
	/---------(Unaudited)----------/
Revenues	$37,621	$28,944	$138,728	$114,333
Cost of revenues	27,028	20,576	96,709	84,775
Gross profit	10,593	8,368	42,019	29,558

Operating expenses:
Research and development	2,923	2,850	11,328	11,125
Selling	2,885	2,633	11,060	10,503
General and administrative	2,849	2,168	10,984	8,858
Intangible asset amortization	305	275	1,277	1,132
	8,962	7,926	34,649	31,618
Operating income (loss)	1,631	442	7,370	(2,060)

Non-operating income (expense):
Interest expense, net	(45)	(356)	(1,261)	(1,445)
Foreign currency translation account write-off	-	-	(801)	-
Other income (expense), net	74	45	(29)	50
Non-operating income (expense), net	29	(311)	(2,091)	(1,395)

Income (loss) before income taxes	1,660	131	5,279	(3,455)
Income tax benefit (provision)	(18)	172	(61)	172

Net income (loss)	$1,642	$303	$5,218	$(3,283)

Earnings (loss) per share:
Basic	$0.06	$0.01	$0.19	$(0.12)
Diluted	$0.06	$0.01	$0.18	$(0.12)

Shares used in computing earnings (loss) per share:
Basic	27,881	27,325	27,658	27,181
Diluted	28,870	28,072	28,458	27,181

BUSINESS SEGMENT INFORMATION
(In thousands)

	Three Months Ended		Year Ended
	February 28,		February 28,
	2012	2011	2012	2011
	/---------(Unaudited)----------/
Revenues
Wireless DataCom	$25,656	$23,361	$99,121	$78,434
Satellite	11,965	5,583	39,607	35,899
Total revenues	$37,621	$28,944	$138,728	$114,333

Gross profit
Wireless DataCom	$9,145	$8,861	$38,632	$27,922
Satellite	1,448	(493)	3,387	1,636
Total gross profit	$10,593	$8,368	$42,019	$29,558

Operating income (loss)
Wireless DataCom	$2,036	$2,654	$11,564	$4,218
Satellite	599	(1,515)	(292)	(2,903)
Corporate expenses	(1,004)	(697)	(3,902)	(3,375)

Total operating income (loss)	$1,631	$442	$7,370	$(2,060)

- more -

CAL AMP CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	February 28,	February 28,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$5,601	$4,241
Accounts receivable, net	14,383	16,814
Inventories	10,057	9,890
Deferred income tax assets	5,425	1,961
Prepaid expenses and other current assets	4,323	5,197
Total current assets	39,789	38,103
Property, equipment and improvements, net	1,761	1,877
Deferred income tax assets, less current portion	6,412	9,887
Intangible assets, net	2,738	4,012

Other assets	781	1,606

	$51,481	$55,485
Liabilities and Stockholders' Equity
Current liabilities:
Bank working capital line of credit	$-	$7,489
Current portion of long-term debt	1,100	-
Accounts payable	9,523	14,103
Accrued payroll and employee benefits	4,405	3,341
Deferred revenue	6,305	5,796
Other current liabilities	2,268	2,140

Total current liabilities	23,601	32,869

Long-term debt	1,900	4,460
Other non-current liabilities	1,003	554

Stockholders' equity:
Common stock	287	281
Additional paid-in capital	154,485	153,135
Accumulated deficit	(129,730)	(134,948)
Accumulated other comprehensive loss	(65)	(866)

Total stockholders' equity	24,977	17,602

	$51,481	$55,485

- more -

CAL AMP CORP.
CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)

	Year Ended
	February 28,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$5,218	$(3,283)
Depreciation and amortization	2,447	2,543
Stock-based compensation expense	2,375	2,109
Non-cash interest expense	747	536
Write-off of cumulative foreign currency translation account	801	-
Deferred tax assets, net	-	807
Changes in operating working capital	825	(1,835)
Other	19	(20)

Net cash provided by operating activities	12,432	857

Cash flows from investing activities:
Capital expenditures	(1,076)	(1,245)
Collections on note receivable	566	428
Other	-	32

Net cash used in investing activities	(510)	(785)

Cash flows from financing activities:
Proceeds (repayments) of bank line of credit	(7,489)	1,588
Proceeds from bank term loan	3,000	-
Repayment of subordinated notes payable	(5,000)	-
Payment of debt issue costs	(65)	-
Taxes paid related to net share settlement of vested equity awards	(1,035)	(405)
Proceeds from exercise of stock options	27	-

Net cash provided by (used in) financing activities	(10,562)	1,183

Net change in cash and cash equivalents	1,360	1,255

Cash and cash equivalents at beginning of period	4,241	2,986

Cash and cash equivalents at end of period	$5,601	$4,241

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CAL AMP CORP.
NON-GAAP EARNINGS RECONCILIATION
(Unaudited, in thousands except per share amounts)

"GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, CalAmp reports the non-GAAP financial measures of Adjusted Basis Net Income (Loss) and Adjusted Basis Net Income (Loss) Per Diluted Share. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of CalAmp's core business activities. Specifically, CalAmp believes that a report of Adjusted Basis Net Income (Loss) and Adjusted Basis Net Income (Loss) Per Diluted Share provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of the GAAP Basis Pretax Income (Loss) to Adjusted Basis (non-GAAP) Net Income (Loss) is as follows (in thousands except per share amounts):

	Three Months Ended		Year Ended
	February 28,		February 28,
	2012	2011	2012	2011
GAAP basis pretax income (loss)	$1,660	$131	$5,279	$(3,455)

Amortization of intangible assets	305	275	1,277	1,132
Stock-based compensation expense	638	550	2,375	2,109
Write-off of cumulative foreign currency translation account	-	-	801	-
Pretax income (loss) (non-GAAP basis)	2,603	956	9,732	(214)

Income tax provision (non-GAAP basis) (a)	(18)	-	(61)	-
Adjusted Basis net income (loss)	$2,585	$956	$9,671	$(214)

Adjusted Basis net income (loss) per diluted share	$0.09	$0.03	$0.34	$(0.01)
Weighted average common shares outstanding
on diluted basis	28,870	28,072	28,458	27,181

(a)	The non-GAAP income tax provision reflects the income taxes paid/payable (or received/receivable) based on on the non-GAAP pretax income (loss) for the period. The Company has net operating loss carryforwards to offset the pre-tax book income for the three- and twelve-month periods ended February 28, 2012.

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